                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Grant Prideco, Inc. and in the related Prospectus of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of Grant Prideco, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

FORM                  DESCRIPTION
----                  -----------
S-3         Registration of 631,579 shares of common stock issued to
            David R. Hall (No. 333-61732)

S-8         Grant Prideco, Inc. 401(K) Savings Plan (No. 333-38020)

S-8         Grant Prideco, Inc. 2000 Employee Stock Option and Restricted
            Stock Plan; Grant Prideco, Inc. 2000 Non-Employee Director Stock
            Option Plan; Grant Prideco, Inc. Executive Deferred Compensation
            Plan; Grant Prideco, Inc. Foreign Executive Deferred Compensation
            Plan; Grant Prideco, Inc. Deferred Compensation Plan for
            Non-Employee Directors; Distribution Agreement between Grant
            Prideco, Inc. and Weatherford International, Inc. (No. 333-34746)


                                          /s/ ERNST & YOUNG LLP

Houston, Texas
March 25, 2002